Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-178761-06

$2.014+B MERCEDES-BENZ AUTO LEASE TRUST 2015-A

JT-BOOKS: Barclays (str), Citi, Credit Ag
CO-MGRS : Lloyds, SMBC

CLS	AMT($MM)	WAL	M/S	WDW	E.FIN	L.FIN	BMK+SPD	YLD	COUP	PX

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A-1	392.000	0.33	P-1/A-1+	1-8	09/15	01/16			0.24%	0.24%	100.00000
A-2A	400.000	0.99	Aaa/AAA	8-16	05/16	02/17	EDSF	+35	0.787%	0.78%	99.99435
A-2B	400.000	0.99	Aaa/AAA	8-16	05/16	02/17	1ML	+32		1ML+32	100.00000
A-3	575.000	1.61	Aaa/AAA	16-23	12/16	08/17	EDSF	+41	1.112%	1.10%	99.98493
A-4	247.770	2.03	Aaa/AAA	23-27	04/17	10/20	IntS	+37	1.219%	1.21%	99.98813

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TICKER	: MBALT 2015-A	REGISTRATION	: SEC-REG
EXPECTED PXG	: PRICED	EXPECTED RATINGS	: MDY/S&P
EXPECTED SETTLE	: 01/14/15	PXG SPEED	: 100% PPC TO MATURITY
FIRST PAY	: 02/17/15	ERISA ELIGIBLE	: YES
BILL & DELIVER	: BARCLAYS	MIN DENOMS	: $1K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.